Exhibit 99.2

TRANSFORMING MARKETING

FORWARD LOOKING INFORMATION & OTHER INFORMATION

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain certain forward-looking statements (collectively, "forward-looking statements") within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended and Section 21E of the U.S. Exchange Act and the United States Private Securities Litigation Reform Act of 1995, as amended, and "forward-looking information" under applicable Canadian securities laws. Statements in this document that are not historical facts, including statements about MDC's or Stagwell's beliefs and expectations and recent business and economic trends, constitute forward-looking statements. Words such as "estimate," "project," "target," "predict," "believe," "expect," "anticipate," "potential," "create," "intend," "could," "should," "would," "may," "foresee," "plan," "will," "guidance," "look," "outlook," "future," "assume," "forecast," "focus," "continue," or the negative of such terms or other variations thereof and terms of similar substance used in connection with any discussion of current plans, estimates and projections are subject to change based on a number of factors, including those outlined in this section. Such forward-looking statements may include, but are not limited to, statements related to: future financial performance and the future prospects of the respective businesses and operations of MDC, Stagwell and the combined company; information concerning the proposed business combination with subsidiaries of Stagwell (the "Proposed Transactions"); the anticipated benefits of the Proposed Transactions; the likelihood of the Proposed Transactions being completed; the anticipated outcome of the Proposed Transactions; the tax impact of the Proposed Transactions on MDC and shareholders of MDC; the timing of the Special Meeting the shareholder approvals required for the Proposed Transactions; regulatory and stock exchange approval of the Proposed Transactions; and the timing of the implementation of the Proposed Transactions. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement, including the risks identified in our filings with the SEC.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside MDC's control. Important factors that could cause actual results and expectations to differ materially from those indicated by such forward-looking statements include, without limitation, the risks and uncertainties set forth under the section entitled "Risk Factors" in the Proxy/Prospectus, and under the caption "Risk Factors" in MDC's Annual Report on Form 10-K for the year-ended December 31, 2019 under Item 1A, in MDC's Quarterly Report on Form 10-Q for the three-months ended March 31, 2020 under Item 1A, in MDC's Quarterly Report on Form 10-Q for the six-months ended June 30, 2020 under Item 1A and in MDC's Quarterly Report on Form 10-Q for the nine-months ended September 30, 2020. These and other risk factors include, but are not limited to, the following: an inability to realize expected benefits of the Proposed Transactions or the occurrence of difficulties in connection with the Proposed Transactions; adverse tax consequences in connection with the Proposed Transactions for MDC, its operations and its shareholders, that may differ from the expectations of MDC or Stagwell, including that future changes in tax law, potential increases to corporate tax rates in the United States and disagreements with the tax authorities on MDC's determination of value and computations of its tax attributes may result in increased tax costs; the occurrence of material Canadian federal income tax (including material "emigration tax") as a result of the Proposed Transactions; the impact of uncertainty associated with the Transaction on MDC's and Stagwell's respective businesses; direct or indirect costs associated with the Proposed Transactions, which could be greater than expected; the risk that a condition to completion of the Proposed Transactions may not be satisfied and the Proposed Transactions may not be completed; and the risk of parties challenging the Proposed Transactions or the impact of the Proposed Transactions on MDC's debt arrangements.

You can obtain copies of MDC's filings under its profile on SEDAR at www.sedar.com, its profile on the SEC's website at www.sec.gov or its website at www.mdc-partners.com. MDC does not undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement.

No Offer or Solicitation

This presentation does not constitute an offer to buy or exchange, or the solicitation of an offer to sell or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This presentation is not a substitute for any prospectus, proxy statement or any other document that MDC or a newly-formed company ("New MDC") may file with the SEC in connection with the Proposed Transactions. No money, securities or other consideration is being solicited, and, if sent in response to the information contained herein, will not be accepted.

No offering of securities shall be made except by means of a prospectus meeting the requirements of the U.S. Securities Act of 1933, as amended. The Proposed Transactions and distribution of this presentation may be restricted by law in certain jurisdictions and persons into whose possession any document or other information referred to herein should inform themselves about and observe any such restrictions. Any failure to comply with these restrictions may constitute a violation of the securities laws of any such jurisdiction. No offering of securities will be made directly or indirectly, in or into any jurisdiction where to do so would be inconsistent with the laws of such jurisdiction.

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FORWARD LOOKING INFORMATION & OTHER INFORMATION (CONT'D)

Additional Information and Where to Find It

In connection with the Proposed Transactions, MDC and New MDC will file with the SEC a registration statement on Form S-4 (the "Form S-4") that will include a proxy statement of MDC (the "Proxy Statement" and, together with the Form S-4, the "Proxy Statement/Prospectus"). This presentation is not a substitute for the Proxy Statement/Prospectus or other document MDC may file with the SEC in connection with the Proposed Transactions. When available, MDC will mail the Proxy Statement/Prospectus to its shareholders in connection with the votes to approve certain matters in connection with the Proposed Transactions.

INVESTORS AND SECURITYHOLDERS OF MDC ARE URGED TO READ CAREFULLY THE PROXY STATEMENT/PROSPECTUS, ONCE AVAILABLE, REGARDING THE PROPOSED TRANSACTIONS IN ITS/THEIR ENTIRETY WHEN THEY BECOME AVAILABLE (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) OR ANY DOCUMENTS WHICH ARE INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. You may obtain, free of charge, copies of the Proxy Statement/Prospectus, when available, and other relevant documents filed by MDC or New MDC with the SEC, at the SEC's website at www.sec.gov. In addition, investors and securityholders will be able to obtain free copies of the Proxy Statement/Prospectus and other relevant documents filed by MDC or New MDC with the SEC and from MDC's website at http://www.mdc-partners.com.

The URLs in this announcement are intended to be inactive textual references only. They are not intended to be active hyperlinks to websites. The information on such websites, even if it might be accessible through a hyperlink resulting from the URLs or referenced herein, is not and shall not be deemed to be incorporated into this announcement. No assurance or representation is given as to the suitability or reliability for any purpose whatsoever of any information on such websites.

Participants in the Solicitation

MDC, New MDC and their respective directors and executive officers and other members of management and employees, may be deemed to be participants in the solicitation of proxies from MDC's shareholders with respect to the approvals required to complete the Proposed Transactions. More detailed information regarding the identity of these potential participants, and any direct or indirect interests they may have in the Proposed Transactions, by security holdings or otherwise, will be set forth in the Proxy Statement/Prospectus when filed with the SEC. Information regarding MDC's directors and executive officers is set forth in the definitive proxy statement on Schedule 14A filed by MDC with the SEC on May 26, 2020 and in the Annual Report on Form 10-K filed by MDC with the SEC on March 5, 2020. Additional information regarding the interests of participants in the solicitation of proxies in respect of the Special Meeting will be included in the Proxy Statement/Prospectus to be filed with the SEC. These documents are available to the shareholders of MDC free of charge from the SEC's website at www.sec.gov and from MDC's website at www.mdc-partners.com.

You must not construe the contents of this document as legal, tax, regulatory, financial, accounting or other advice, and you are urged to consult with your own advisors with respect to legal, tax, regulatory, financial, accounting and other consequences of the Proposed Transactions, the suitability of the Proposed Transactions for you and other relevant matters concerning the Proposed Transactions.

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FORWARD LOOKING INFORMATION & OTHER INFORMATION (CONT'D)

Pro Forma Financial Information

The unaudited pro forma financial information contained in this presentation has been prepared for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved if the Proposed Transactions or other pro forma adjustments had been completed on the dates or for the periods presented, nor does the pro forma financial information purport to project the results of operations or financial position for Stagwell or resulting from the Proposed Transactions for any future period or as of any future date. The pro forma financial information is based upon currently available information and the estimates and assumptions of MDC's and Stagwell's respective managements as described herein. In addition, the pro forma financial information presented in this presentation does not comply with the requirements of the SEC. It is expected that pro forma financial information in compliance with those requirements relating to the Proposed Transactions will be contained in a registration statement and/or proxy statement to be filed with the SEC. That pro forma information could differ materially from the pro forma information contained in this presentation.

Use of Projections

This presentation contains projected financial information with respect to the combined company, including revenue, EBITDA, adjusted EBITDA and cash generation. Such projected financial information constitutes forward-looking statements and should not be relied upon as being necessarily indicative of future results and are for illustrative purposes only. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projected financial information in this presentation. Neither the independent auditors of MDC nor the independent auditors of Stagwell audited, reviewed, compiled or performed any procedures with respect to the projected financial information for the purpose of their inclusion in this presentation and, accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this presentation.

Industry and Market Data

This presentation includes information and statistics regarding market participants in the sectors in which MDC and Stagwell compete and other industry data which was obtained from third-party sources, including reports by market research firms and company filings.

Trademarks

This presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this presentation may be listed without the TM, SM© or ®, but MDC and Stagwell will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, of these trademarks, service marks, trade names and copyrights.

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FORWARD LOOKING INFORMATION & OTHER INFORMATION (CONT'D)

Non-GAAP Financial Measures

The presentation includes certain financial measures that the SEC defines as "non-GAAP financial measures." MDC's and Stagwell's respective managements believe that such non-GAAP financial measures, when read in conjunction with the results reported in accordance with generally accepted accounting principles ("GAAP"), can provide useful supplemental information for investors analyzing period-to-period comparisons of MDC's and Stagwell's results.

Such non-GAAP financial measures include the following:

Adjusted EBITDA (MDC): Adjusted EBITDA is a non-GAAP financial measure that represents net income (loss) attributable to MDC Partners Inc. common shareholders, plus or minus adjustments to operating income (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items, net which includes items such as severance expense and other restructuring expenses, including costs for leases that will either be terminated or sublet in connection with the centralization of MDC's New York real estate portfolio.

Covenant EBITDA (MDC): Covenant EBITDA is a measure that includes pro forma adjustments for acquisitions, one-time charges, permitted dispositions and other items, as defined in MDC's Credit Agreement. MDC believes that the presentation of Covenant EBITDA is useful to investors as it eliminates the effect of certain non-cash and other items not necessarily indicative of a company's underlying operating performance. In addition, the presentation of Covenant EBITDA provides additional information to investors about the calculation of, and compliance with, certain financial covenants in MDC's Credit Agreement.

Adjusted EBITDA (Stagwell): Adjusted EBITDA is a non-GAAP financial measure that represents Stagwell's net income plus (minus) interest, taxes, depreciation and amortization, transaction costs and normalized purchase price accounting adjustments, DAC, the fair market value adjustments of financial instruments and real estate restructuring costs for certain brands, and other non-recurring items. Adjusted EBITDA (Stagwell) is based on Stagwell's financials and other adjustments based on reports by MDC third party accounting advisors.

Pro Forma Cash Generation is a non-GAAP measure defined as Adjusted EBITDA with run rate synergies less capital expenditures, change in net working capital, cash taxes, interest, and distributions to minority interests, but excluding contingent M&A payments.

We are unable to reconcile our and Stagwell's Revenue and pro forma Revenue to the corresponding GAAP measures because among other things we are unable to estimate the contemplated transaction's impact on the timing and magnitude of revenue recognition as well as fluctuations to foreign exchange rates and the potential occurrence or impact of any acquisitions, dispositions, or other potential changes. We are unable to reconcile projected EBITDA and pro forma Adjusted EBITDA to the corresponding GAAP measures because of the inability to estimate the timing and magnitude of revenue as described above as well as the amortization of intangible assets and income tax affects resulting from the transaction or otherwise without unreasonable effort, if at all. As a result, we are unable to provide reconciliations of these measures. In addition, we believe such reconciliations could imply a degree of precision that might be confusing or misleading to investors. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on future GAAP financial results.

Included in the presentation are tables reconciling MDC's and Stagwell's reported results to these non-GAAP financial measures.

Actuals may not foot due to rounding.

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BETTER TOGETHER “The combination unites the award - winning talent of MDC with the advanced technology platform of Stagwell. Together, we become the transformative company that modern marketers need.” MARK PENN Chairman & CEO 6

BETTER TOGETHER

TODAY

MDC Partners | THE STAGWELL GROUP

ONE COMPANY

THAT TOGETHER HAS THE TALENT + TECHNOLOGY TO WIN IN THE MARKETPLACE

1 Combined company with targets of **5%+ annual organic growth**, driven by 10-15% digital marketing growth and complementary capabilities, and **9%+ total annual revenue growth** including new products and acquisitions

2 Integrated services driving **$30M in cost synergies**, with ~90% achieved in the first 24 months

3 Media and data operation **managing $4.4B in media,** bringing added scale and sophistication

4 New revenue streams from expanded digital and technology products **contributing up to $75M in growth** over time

5 Improved balanced sheet, **decreasing net leverage ratio from 4.2x to 3.4x** after giving full effect to run rate synergies

6 **Over $200M of pro forma cash generation in 2021,** providing ample liquidity for reducing balance sheet liabilities and investing in growth

7 **Leadership team bringing experience** in value creation in marketing services

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BETTER TOGETHER ($ M ) 8 MDC 2020 Est. Stagwe ll 2020 PF Est. REVENUE: $890 ADJ. EBITDA: $138 COUNTRIES: 20 EMPLOYEES: 3,775 REVENUE: $1,180 ADJ. EBITDA: $180 COUNTRIES: 14 EMPLOYEES: 4,900 2021 PF Projections 2020 PF Est. REVENUE: $2,065 – 2,075 ADJ. EBITDA 1 : $345 – 350 REVENUE: $2,095 – 2,135 ADJ. EBITDA 1 : $355 – 370 Note: Refer s to midpoint of guidance on slide 28. Stagwell financials are pro forma for certain in - period acquisitions and other adjustments based on reports from MDC third party accounting advisors. The Company has excluded a quantitative reconciliation with respect to the Company’s 2020 guidance under the “unreasonable ef for ts” exception in Item 10(e)(1)(i)(B) of Regulation S - K 1 Assumes ~$30 million of cost savings. Does not include costs to achieve. Synergies expected to be fully realized by year 3. S ee slide 30.

9 Equation for Success ($M) 2025 Combined Organic Revenue Growth $2,600 + New Digital Revenue Streams $75 + M&A Growth $325 = TARGET GOAL $3,000 $3 BILLION+ OF REVENUE IN 2025 THROUGH COMBINATION OF ORGANIC, NEW REVENUE STREAMS & ACQUISITIONS OPPORTUNITY TO GROW TO BETTER TOGETHER TOMORROW See slide 32 for detailed assumptions.

10 STAGWELL MDC BOTH AS OF 6.30.20 Cities 42 49 67 Countries 14 20 23 Employees 4,900 3,775 8,675 BETTER TOGETHER: MDC & STAGWELL’S COMBINED PRESENCE SPANS 23 COUNTRIES AND 67 CITIES

11 THE MARKETPLACE The combination brings together the right mix of talent + technology Consulting firms lack essential creative talent JUST RIGHT FOR THE TIMES Legacy holding companies grew too big

12 COMBINATION OFFERS THE INTEGRATED SOLUTIONS NEEDED TO TRANSFORM MARKETING LEADERSHIP THAT BRINGS IT ALL TOGETHER INTO ONE SYNERGISTIC OFFERING Second - to - None Creativity & Communications Blue Chip Customer Base Precision Media & Data Capabilities Addressable on a Global Scale Rigorous Consumer Insights & Strategy Tracking Across Consumer Journey Results - Driven Technology & Digital Transformation New Products and Revenue Streams 1 2 3 4

13 SECOND - TO - NONE CREATIVITY & COMMUNICATIONS IMPACTFUL WORK SHAPING CULTURE & CONVERSATION 19 EMMY AWARDS 129 333 396

14 SECOND - TO - NONE CREATIVITY & COMMUNICATIONS HIGH GROWTH AREAS OF ISSUE COMMUNICATIONS, DIGITAL FUNDRAISING & CRISIS MANAGEMENT 162 candidates represented across parties, $222M in placed media & over $720M raised across 17.5M transactions in 2020 alone

SECOND - TO - NONE CREATIVITY & COMMUNICATIONS BLUE CHIP CUSTOMER BASE Communications / Media Retail Food & Beverage Consumer Products Technology Automotive Financial Services Healthcare 15

16 PRECISION MEDIA & DATA CAPABILITIES A $4.4 BILLION INTEGRATED MEDIA & DATA POWERHOUSE FOR THE POST - COOKIE WORLD 2,000+ media experts across 40+ global offices

17 PRECISION MEDIA & DATA CAPABILITIES SCALED CREATIVE PEFORMANCE THE COMBINATION CREATES SOMETHING NEW IN THE MARKETPLACE: A FORMIDABLE CONTENDER PURPOSE - BUILT TO SCALE CREATIVE PERFORMANCE Our data - fueled media and content practice will invest to lead the industry in addressable media. By scaling creative performance, we will be able to build brands with mass precision. 488% Increase In Search Volume For Brand Terms 0.81% CTR 600% Increase In App Downloads Compared to Another In - House Channel 963% Increase In First Trips Compared to Another In - House Channel 1,230% Growth in Conversions From Organic Visitors 99.7% Decrease In CPI From 710,000KRW to 2,500KRW 15,025% Increase In Conversions From Paid Ads

18 Polling in 12 countries each week 5 million surveys a year across all consumer touchpoints RIGOROUS CONSUMER INSIGHTS & STRATEGY CONNECTING DATA ACROSS POLLING, BEHAVIOR, RETAIL, WEB & MEDIA TO UNDERSTAND CONSUMERS Snap, NRG Study: Gen Z, Millennials Gravitate Toward Short - Form Premium Video Content 2020+ Rise of Premium Mobile Video PERCENT OF GEN Zs AND MILLENIALS WHO WATCH MOBILE VIDEO DAILY

19 RIGOROUS CONSUMER INSIGHTS & STRATEGY UNIQUE & ACCURATE DATA HARRIS POLL PRODUCED THE SINGLE LARGEST TRACKER OF COVID CONSUMER SENTIMENT Source: https://americanresearchgroup.com/ratings/2020/USPres.html & THE MOST ACCURATE PRESIDENTIAL POLL

20 RESULTS - DRIVEN TECHNOLOGY & DIGITAL TRANSFORMATION GLOBALLY SCALED DESIGN, DEVELOPMENT & IMPLEMENTATION ACROSS PLATFORMS 24/7 scaled global engineering teams with over 600 engineers

RESULTS - DRIVEN TECHNOLOGY & DIGITAL TRANSFORMATION GREATER CONTRIBUTION FROM HIGH GROWTH DIGITAL SERVICES REVENUE (% 2019 Revenue) Advertising 59% DIGITAL SERVICES 9% Media 7% Other 9% Advertising 37 % Marketing Comm. / PR 16% DIGITAL SERVICES 32% Media 4 % Other 6% Research 6 % Marketing Comm. / PR 16% BUSINESS MIX DEEPENED EXPERTISE IN DIGITAL SERVICES 21 (% 2020E Revenue) Note: Does not reflect MDC or Stagwell reported segments. Stagwell includes digital media and fundraising assets in Digital Service s; MDC includes digital media assets in Media.

RESULTS - DRIVEN TECHNOLOGY & DIGITAL TRANSFORMATION NEW PRODUCTS & REVENUE STREAMS Audience identification and activation I nfluencer management platform AI for public relations pros Mobile device usage and behavior Modern brand management Online reputation management Transformational media execution Traveler targeting across channels Content revenue maximization 22

LEADERSHIP TEAM WITH EXPERIENCE IN VALUE CREATION AND MARKETING SERVICES

MARK PENN HAS OVER 45 YEARS OF SUCCESSFUL OPERATING EXPERIENCE AND INDUSTRY EXPERTISE



MARK PENN
Chairman & CEO

Founder & Pollster Founded **Penn and Schoen** in 1975 with his Harvard roommate Doug Schoen

Grower Under Penn's leadership, firm expanded to 200+ people with offices around the world

Served key **corporate** (Texaco, AT&T, Microsoft, Ford, Merck, etc.) & **political** (President Clinton's pollster for six years, advisor to Hillary Clinton & Tony Blair) clients

Seller Penn & his partners sold PSB to WPP in November 2001 after growing it from a mom-and-pop political polling firm to $80M+ in revenue

Global CEO Served as CEO of **Burson-Marsteller** from 2006 – 2012, running a global PR and public affairs firm with an 80+ market footprint and tripling profits

Client & Creator Asked by Steve Ballmer to join **Microsoft** & revitalize Bing in 2012; rose to EVP & Chief Strategy Officer running Microsoft's $2 billion advertising budget

Portfolio Builder & Public Company CEO Launched **Stagwell Group** in 2015; invested in **MDC** in 2019 & assumed role of Chairman & CEO

EXECUTIVE LEADERSHIP



David Ross	Jay Leveton	Frank Lanuto	Ryan Greene	Beth Sidhu	Jason Reid	Ryan Linder	Julia Hammond	Anas Ghazi	Alex Delanghe	Alexis Williams
Legal & Strategy	*Business & Strategy*	*Finance*	*Finance*	*Operations*	*Investment*	*New Business*	*Global Clients*	*Growth Markets*	*Communications*	*Brand*

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FINANCIAL DETAIL 24

25 STAGWELL: A PROVEN PLATFORM FOR GROWTH & ACQUISITIONS $294 $426 $629 2017A 2018A 2019A 2020 PF Est. $ in millions GAAP REVENUE 2015 & 2016 $890 25 Note: Stagwell financials are pro forma for certain in - period acquisitions and other adjustments based on reports from MDC third party accounting advisors.

26 STAGWELL: A COMPREHENSIVE SUITE OF DIGITAL - FIRST MARKETING SOLUTIONS RESEARCH & INSIGHTS CONTENT & MEDIA MARKETING COMMUNICATIONS DIGITAL TRANSFORMATION & MARKETING 42% of 2020 PF Est. Revenue 40% of 2020 PF Est. Revenue 13% of 2020 PF Est. Revenue 5% of 2020 PF Est. Revenue $890M 2020 PF Est. GAAP REVENUE Note: Stagwell financials are pro forma for certain in - period acquisitions and other adjustments based on reports from MDC third party accounting advisors.

EXPANDING COVENANT EBITDA (LTM) MDC: GROWING PROFITABILITY & DECLINING LEVERAGE RATIO 1 Indicates fair value of M&A obligations 2 Represents aggregate of contingent payments and fixed payments balances 3 Total leverage calculation, as defined under the credit agreement, includes issued but undrawn letters of credit of $18.6M an d $ 15.0M of cash held in depository accounts (not the entire cash balance of $37.1M) ($ in millions) 27 Total Leverage Ratio 5.0x 5.1x 4.9x 5.0x 4.5x 4.3x 4.6x 4.4x Q4'18 Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 Q2'20 Q3'20³ $205 $347 $230 $122 $84 $75 $46 $195 $69 $60 $63 $52 $37 $25 $93 $79 $66 $58 $65 $40 $40 $493 $496 $355 $243 $200 $152 $112 2014 2015 2016 2017 2018 2019 Q3 2020 Deferred Acquisition Cost Balance² Redeemable NCI Non - Redeemable NCI DECLINING M&A OBLIGATIONS¹ DELIVERING LOWER LEVERAGE 3 Covenant EBITDA                 4   4   4   4   4   4   4   4   ࢗ

Pro Forma ($M) 2020 E 2021 E Revenue 2,065 – 2,075 2,095 – 2,135 Adjusted EBITDA 315 – 320 325 – 340 Plus: Run Rate Synergies 1 30 30 Adjusted EBITDA with Run Rate Synergies 345 – 350 355 – 370 % Margin 17% 17% Pro Forma Cash Generation 2 200 – 220 % Conversion (mid - point) 58% Note: Stagwell financials are pro forma for certain in - period acquisitions and other adjustments based on reports from MDC third party accounting advisors. The Company has excluded a quantitative reconciliation with respect to the Company’s 2020 guidance under the “unreasonable ef for ts” exception in Item 10(e)(1)(i)(B) of Regulation S - K 1 Assumes ~$30 million of cost savings. Does not include costs to achieve. Synergies expected to be fully realized by year 3. Se e slide 30. 2 Pro Forma Cash Generation defined as Adjusted EBITDA with run rate synergies less capital expenditures, change in net worki ng capital, cash taxes, interest, and distributions to minority interests, but excluding contingent M&A payments 28 WHAT WE CAN BUILD TOGETHER: POWERFUL GROWTH & CASH GENERATION

WHAT WE CAN BUILD TOGETHER: AN ENHANCED CREDIT PROFILE TRANSACTION REDUCES LEVERAGE BY ~1X SYNERGY IMPACT $ in millions, LTM as of 9/30/20 (unaudited) Revenue $1,253 1 $797 $2,050 Adj. EBITDA (Incl. Synergies) $199 2 $117 $316 ($346) Net Debt $833 4 $256 5 $1,181 6 Note: Assumes ~$30 million of cost savings. Does not include costs to achieve. Synergies expected to be fully realized by yea r 3 . See slide 30. 1 Unless otherwise noted, MDC figures for revenue as reported and does not adjust for divestitures. 2 MDC Covenant EBITDA. 3 Net leverage calculation excludes issued but undrawn letters of credit of $18.6M and includes all $37.1M of cash on balance s he et as of 9/30/20. 4 Includes $870M of Senior Notes less $37M of Cash. Excludes Deferred Acquisition Costs and Minority Investments. 5 Includes $217M of RCF, $90M of TLA, less $51M of Cash. Excludes Deferred Acquisition Costs and Minority Investments. 6 Includes ~$66M of illustrative transaction fees & expenses and $25M of Subordinated Notes. 29 4.2x 3 3.4x 3.7x

Corporate 9% T&E 5% Shared Services 16% Media 32% Production 10% Research 12% Real Estate 9% Other 1 7% Annualized Cost Synergies ~55% Expected To Be Realized by Year 1 ~9 0 % Expected To Be Realized by Year 2 100% Expected To Be Realized by Year 3 $30 MILLION ~ WHAT WE CAN BUILD TOGETHER: COST SYNERGIES OF $30 MILLION Note: E stimates do not include cost to achieve. 1 Includes consolidation of IT staff, decrease in third party spend on employee benefits and consolidation of translation ser vic es 30

MDC & Stagwell’s complementary capabilities have previously resulted in pitch invitations for $15+ million assignments; just a handful of potential collaborative wins could generate $90 - $150 million annual top - line benefit over time 31 Multi - year, multi - brand creative work serviced by joint team; won from a decades - long legacy incumbent $100M national campaign media buy led by joint team Public awareness campaign for NGO executed by cross - agency team WHAT WE CAN BUILD TOGETHER: ORGANIC GROWTH ACCELERATION

WHAT WE CAN BUILD TOGETHER: A PLAN FOR $3 BILLION IN ANNUAL REVENUES Equation For Success ($M ) 2025 Basis Combined Organic Revenue Growth $2,600 5%+ annual organic growth, driven by 10 - 15% digital marketing growth and complementary capabilities + New Digital Revenue Streams $75 Growth & development of new digital products + M&A Growth $325 Acquisitions of ~$65M Revenue / Year = TARGET GOAL $3,000 9%+ annual total growth OPPORTUNITY TO GROW TO $3 BILLION OF REVENUE IN 2025 THROUGH ORGANIC GROWTH, NEW DIGITAL REVENUE STREAMS AND ACQUISITIONS 32

PRO FORMA CAPITALIZATION 33 Pro Forma Capitalization Diluted Shares Outstanding 26% 77 PF Stagwell Units 74% 216 Pro Forma Fully Diluted No. of Shares Outstanding 100% 293 Note: Capitalization as of 12/11/2020. Fully Diluted Number of Shares O utstanding includes RSU’s, SARS, and contingent future commitments.

APPENDIX 34

APPENDIX CURRENT MDC CORPORATE STRUCTURE 35 $211.5M Credit Agreement $870M, 6.5% Senior Notes Public Operating CDN LPs Non - US Corporate Subsidiaries of MDC 3 MaxxCom Inc. (US) 2 MDC (CDN) 1 1 Issuer under MDC 6.50% Senior Notes Due 2024 2 Borrower under MaxxCom Credit Agreement Dated May 3, 2016 3 Non - US entities that are guarantors under the MDC Senior Notes and Maxxcom Credit Agreement Guarantor under Maxxcom Credit Agreement Guarantor under MDC Senior Notes

APPENDIX

PRO FORMA CORPORATE STRUCTURE


Public
New MDC (US)
Public Company Registrant
[●] New MDC Class C Common Shares
Stagwell Holding (US)
26% common units plus preferred units
74% common units
MDC $870M 6.5% Senior Notes
Midas OpCo LLC (US)
$415M Credit Facility[1]
MaxxCom LLC (US)
SMGH LLC (US)[2]
Midas Corporate Holdco (US)[3]

Note on Transaction Structure

In the transaction, Stagwell is assumed to receive 74% of the Midas OpCo Common Units (representing 74% of the economic interests of the common equity of the combined business) in connection with its contribution of the Stagwell business.

In connection with the foregoing issuance, Existing MDC common shareholders will be collectively diluted to 26% ownership in New MDC's common stock (with Stagwell holding approximately 5% of the combined company's common stock based on its pre-combination ownership of common stock).

As a result following the contemplated transactions, Stagwell and its affiliates will own an aggregate of approximately 79% of the voting and economic rights of the common equity of New MDC comprised of (i) Stagwell's 5% of the common shares of New MDC based on its pre-combination ownership and (ii) Stagwell's 74% stake in Midas OpCo's Common Units and the corresponding voting rights represented by Class C Shares of New MDC.

The noted percentages are representative of the common equity only and exclude the impact of any preferred shares ownership.

1 Comprises $325M Revolver ($218M drawn on a pro forma basis; incremental revolving commitments of $90M allowed under the credit agreement) and $90M TLA
2 Holds operating entities of Stagwell Marketing Group, 3Holding Company which contains US corporate subsidiaries and non-guarantor CFCs
Guarantor under Maxxcom Credit Agreement

36

APPENDIX

PRO FORMA CREDIT PROFILE
LESS LEVERAGE, BROADER SCALE AND FINANCIAL FLEXIBILITY

PRO FORMA CAPITAL STRUCTURE

($ in millions)	MDC Standalone Q3 2020	Adj.[1]	Pro Forma MDC + Stagwell
Liquidity			
Cash	$37	($15)	$22
Revolver Availability (MDC)	193	(193)	-
Revolver Availability (Stagwell)	-	107	107
Total Liquidity	**$230**	**($101)**	**$129**
MDC Revolving Credit Facility	-	-	-
Stagwell Revolving Credit Facility	-	218	218
Stagwell Term Loan A	-	90	90
Senior Unsecured Notes	870	-	870
Goldman Sachs Subordinated Note	-	25	25
Total Debt	**$870**	**$333**	**$1,203**
Cash & Equivalents[2]	(37)	15	(22)
Net Debt	**$833**	**$348**[3]	**$1,181**
Goldman Sachs Preferred[4]	$126	($30)	$96
Stagwell Preferred	57	-	57
Total Preferred	**$183**	**($30)**	**$153**
Net Debt + Preferred	**$1,016**	**$318**	**$1,334**
Memo:			
LTM Adj. EBITDA[5]	$199	$117	$316
LTM Adj. EBITDA (Incl. Synergies)[6]	199	147	346
Net Debt / LTM Adj. EBITDA	**4.2x**[7]		**3.7x**
Net Debt / LTM Adj. EBITDA (Incl. Synergies)			**3.4x**

PRO FORMA MATURITY SCHEDULE[8]



$107
$218
$870
$212
$25
$90
2021
2022
2023
2024
2025
Senior Unsecured Notes
Stagwell RCF - Drawn
MDC RCF - Drawn
Goldman Sachs Subordinated Note
Stagwell Term Loan A
Stagwell RCF - Available
MDC RCF - Available

[1] Adjustments based on Stagwell projected balance sheet as of 3/31/21
[2] Assumes ~$66M of fees & expenses paid in cash
[3] Stagwell net debt includes $218M of RCF, $90M of TLA, less $51M of Cash. Excludes Deferred Acquisition Costs and Minority Investments
[4] The Goldman Sachs Preferred are being amended in connection with the Transaction but will not be redeemed until 2021. See slide 39
[5] MDC Covenant EBITDA and Stagwell Adjusted EBITDA
[6] Assumes ~$30 million of run-rate cost savings identified by Stagwell and MDC management across media, shared services, research, T&E, production, real estate, corporate and other. Does not include costs to achieve
[7] Net leverage calculation excludes issued but undrawn letters of credit of $18.6M and includes all $37.1M of cash on balance sheet as of 9/30/20
[8] Chart excludes undrawn letters of credit

37

APPENDIX

STAGWELL SENIOR SECURED CREDIT FACILITY

Amount
- $325 million committed revolving credit facility
- Incremental Revolving Commitments of $90 million allowable under terms of Credit Agreement
- $90 million Term Loan ("TLA")

Borrowers
- Stagwell Marketing Group, LLC and such other parties that may be joined as a borrower from time to time

Collateral
- All property owned, leased or operated by any Loan Party and persons covered by the Collateral Documents[1]

Maturity
- **RCF:** November 18, 2024[2] / **TLA:** November 13, 2023[3]

Interest & Commitment Fee
- **RCF Applicable Rate**[4]

Leverage	ABR Spread	Eurodollar Spread	Commitment Fee
< 1.75x	0.50%	1.50%	0.15%
≥ 1.75x & < 2.75x	0.75%	1.75%	0.20%
≥ 2.75x & < 3.75x	1.00%	2.00%	0.25%
≥ 3.75x	1.25%	2.25%	0.30%

- **TLA Interest Rate:**
  - LIBOR + 300bps / ABR + 200bps
- **RCF / TLA Base Rate:**
  - ABR Borrowing: subject to 1.5% floor, greater of the
    - a) prime rate;
    - b) NYFRB rate + 0.5%; and
    - c) LIBOR (one month) rate + 1.0%
  - Eurodollar Borrowing: LIBOR (one, three or six months) rate
  - RCF and TLA subject to 50bps LIBOR floor

Amortization
- **RCF**: None / **TLA**: 0.625% per quarter within first anniversary, 1.25% per quarter thereafter to Maturity

Prepayment
- Anytime at par, subject to customary break costs

Financial Covenants
- **Total Leverage Ratio:** 4.75x, stepping down to 4.50x on 9/30/2021 and 4.25x on 9/30/2022. Calculated as net of up to $50M of unrestricted cash
- **Minimum Liquidity:** $90M minimum liquidity from the TLA Draw Date until the date the Business Combination is consummated
- **Equity Cure:** maximum three cures over term, among other restrictions
- **Restricted Payments**: unlimited basket up to 3.0x Total Leverage Ratio; $25 million p.a. + builder basket for dividends; Investments in equity interests of non Loan Parties to not exceed greater of $20 million and builder basket
- **Indebtedness**: incremental $90 million Revolving Commitments; unlimited incremental unsecured indebtedness subject to Total Leverage Ratio
- **Asset Sales**: $15 million basket

1 Includes Pledge and Security Agreements; Mortgages (if any); Pledge Agreements from certain minority shareholders under the RCF; and other agreements, instruments and documents intended to create, perfect or evidence liens to secure the secured obligations
2 Maturity on RCF triggered 91 days prior to May 01, 2024 if MDC Senior Notes due 2024 are not refinanced / terminated prior
3 Provided that if the Business Combination is not consummated within 30 days of the TLA Draw Date, Maturity shall be 31 days after the TLA Draw Date
4 For two (2) quarters after the Delayed Draw Term Loan Draw Date, RCF Applicable Rate based on > 3.75x leverage

38

APPENDIX SERIES 4 CONVERTIBLE PREFERENCE SHARES (GOLDMAN SACHS) 39 Size ▪ Liquidation Preference of $126M as at September 30, 2020 ▪ In connection with the Transaction, Holder has right to redeem up to $30M of its preferred shares in exchange for a $25M subordinated note or loan with a 3 - year maturity (i.e., e xchanged at a 17% discount to face value) Revised Rate ▪ 8% to March 2022 ▪ Subsequently, 6% to March 2024 (extended 2 years to be co - terminus with Stagwell’s Series 6 convertible preference shares) Conversion Price ▪ $5.00 (reduced from current conversion price of $7.42) Redemption ▪ No mandatory redemption Subordinated Note or Loan ▪ Size : $25M subordinated note or loan ▪ Maturity : 3 years ▪ Interest Rate : 8.0% per annum ▪ Prepayment : Any time at par without penalty Other ▪ Board seat and other existing rights remain with lower minimum ownership threshold ▪ Technical amendments to preserve rights upon domestication to Delaware entity

APPENDIX OTHER OBLIGATIONS 40 $M, LTM as of 9/30/20 (unaudited) MDC Stagwell Pro Forma Net Debt $833 $256 $1,181 Deferred Acquisition Consideration 46 13 59 Redeemable NCI 25 – 25 Non - Redeemable NCI 40 38 79 Series 4 Preferred 1 126 – 96 Series 6 Preferred 57 – 57 Investments 2 – (19) (19) Total Other Obligations 3 $294 $32 $297 Total Net Obligations $1,127 $289 $1,478 1 The Goldman Sachs Preferred are being amended in connection with the Transaction but will not be redeemed until 2021. See sli de 39. 2 FMV estimate calculated by Stagwell Management 3 Includes Series 4 and 6 Preferred, Deferred Acquisition Costs, RNCI, NCI, and investments. Stagwell DAC excludes Sloane and C o. related contingent liability

APPENDIX

MDC NON-GAAP RECONCILIATION

	2019		2020			Covenant EBITDA (LTM)[1]	
$ in millions	Q3	Q4	Q1	Q2	Q3	Q2-2020- LTM	Q3-2020 - LTM
Net income (loss) attributable to MDC Partners Inc. common shareholders	$ (5.1)	$ (10.5)	$ (2.4)	$ (4.1)	$ 0.4	$ (22.1)	$ (16.7)
Adjustments to reconcile to operating income:							
Accretion on and net income allocated to convertible pref	3.3	3.4	3.4	3.5	3.7	13.6	14.0
Net income attributable to the noncontrolling interests	7.3	5.4	0.8	3.1	10.7	16.6	20.0
Equity in losses (earnings) of non-consolidated affiliates	(0.1)	-	-	0.8	0.0	0.7	0.8
Income tax expense (benefit)	3.5	4.2	13.5	(7.9)	1.5	13.3	11.3
Interest expense and finance charges, net	16.1	15.7	15.6	15.9	15.3	63.3	62.5
Foreign exchange loss (gain)	4.0	(4.3)	14.8	(5.3)	(2.2)	9.0	2.9
Other, net	0.4	(2.2)	(16.3)	(5.9)	(0.5)	(23.9)	(24.9)
Operating income	$ 29.4	$ 11.7	$ 29.3	$ 0.1	$ 28.9	$ 70.5	$ 70.0
Adjustments to reconcile to Adjusted EBITDA:							
Depreciation and amortization	$ 9.4	$ 9.5	$ 9.2	$ 8.9	$ 9.3	$ 36.9	$ 36.9
Impairment and other losses	1.9	5.9	0.2	18.8	0.2	26.8	25.0
Stock-based compensation	6.0	18.4	3.1	1.0	6.5	28.5	29.0
Deferred acquisition consideration adjustments	1.9	9.0	(4.6)	2.3	2.8	8.7	9.5
Distributions from non-consolidated affiliates	(0.2)	2.2	(0.0)	1.1	0.2	3.1	3.5
Other items, net[2]	0.7	0.3	2.4	3.9	6.2	7.4	12.9
Adjusted EBITDA	$ 49.2	$ 57.0	$ 39.6	$ 36.2	$ 54.1	$ 182.0	$ 186.8
Adjustments to reconcile to Covenant EBITDA:							
Proforma dispositions[3]	$ (1.0)	$ (1.3)	$ (0.1)	$ -	$ -	$ (2.4)	$ (1.4)
Severance due to eliminated positions	2.0	3.2	2.1	5.2	2.3	12.5	12.9
Other adjustments, net[4]	0.2	0.4	0.4	0.2	0.1	1.2	1.0
Covenant adjusted EBITDA	**$ 50.4**	**$ 59.3**	**$ 41.9**	**$ 41.6**	**$ 56.5**	**$ 193.3**	**$ 199.3**

1 Covenant EBITDA is a measure that includes pro forma adjustments for acquisitions, one-time charges, permitted dispositions and other adjustments, as defined in the Company's Credit Agreement. Covenant EBITDA is calculated as the aggregate of operating results for the rolling last twelve months (LTM). Each quarter is presented to provide the information utilized to calculate Covenant EBITDA. Historical Covenant EBITDA may be re-casted in the current period for any pro forma adjustments related to acquisitions and/or dispositions in the current period

2 Other items, net includes items such as severance expense and other restructuring expenses, including costs for leases that will either be terminated or sublet in connection with the centralization of MDC's New York real estate portfolio

3 Represents Kingsdale and Sloane EBITDA for the respective period

4 Other adjustments, net primarily includes one-time professional fees and costs associated with real estate consolidation

41

APPENDIX STAGWELL NON - GAAP RECONCILIATION 42 Source: Stagwell's financials and gives effect to certain sell - side adjustments and other adjustments based on reports by MDC th ird party accounting advisors 1 PF Revenue and quarterly results include unaudited results, 2 Pre acquisition results include Multi - View, The Search Agency, Reputation Defender, Volanti Media Holdings, Targeted Victory, Rhythm, MMI Agency, Stagwell Tech, Sloane & Company, Kettle Solutions and TrueLogic LTM Q3 2020 PF Revenue (LTM)¹ $ in millions Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q3-2020 - LTM Reported Revenue 180.9$ 179.8$ 157.5$ 223.7$ 742.0$ Adjustments to reconcile to Pro Forma Revenue: Pre acquisition results² 21.2 13.5 11.1 9.0 54.9 Pro Forma Revenue 202.2$ 193.3$ 168.7$ 232.7$ 796.9$

APPENDIX

STAGWELL NON-GAAP RECONCILIATION (CONT'D)

$ in millions	LTM Q3 2020				Adj EBITDA (LTM)
	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q3-2020 - LTM
Net Income[1]	$ 9.7	$ 11.7	$ 4.4	$ 21.2	$ 47.1
Interest	1.8	0.9	2.0	2.3	6.9
Taxes	5.6	0.5	0.1	5.6	11.8
Depreciation & Amortization	7.5	11.1	9.7	7.6	36.0
Reported EBITDA	$ 24.6	$ 24.2	$ 16.3	$ 36.7	$ 101.8
Adjustments to reconcile to Adjusted EBITDA:					
Sell-side adjustments[2]	0.7	0.1	(0.0)	0.2	0.9
Pre-acquisition reported EBITDA[3]	4.9	0.3	1.4	0.7	7.4
Adjs. to pre-acquisition reported EBITDA[4]	(0.1)	(0.1)	(0.1)	(0.1)	(0.3)
Transaction and investment related expenses	7.0	0.0	1.2	1.0	9.3
Management and related costs	(0.9)	(0.9)	(0.9)	(0.9)	(3.5)
Nonrecurring items[5]	0.4	0.7	0.9	0.1	2.1
Other non-cash addbacks[6]	0.7	(3.0)	1.6	0.6	(0.1)
Other adjustments, net[7]	0.1	(1.2)	0.1	0.3	(0.7)
Adjusted EBITDA	**$ 37.4**	**$ 20.1**	**$ 20.6**	**$ 38.8**	**$ 116.8**

Source: Based on Stagwell's financials and gives effect to other adjustments based on reports by MDC third party accounting advisors
1 Net income, as shown by MDC third party accounting advisors, adjusted for PCAOB adjustments
2 Sell-side adjustments, as prepared by third party advisors and adjusted by MDC accounting advisors, for items including rent expense and other pro forma restructuring
3 Results include Multi-View, The Search Agency, Reputation Defender, Volanti Media Holdings, Targeted Victory, Rhythm, MMI Agency, Stagwell Tech, Sloane & Company, Kettle Solutions and TrueLogic
4 Adjustment to pre-acquisition reported EBITDA for the entities acquired in 2020, per MDC third party accounting advisors; includes unreconciled variances to sell-side report
5 Includes one-time Multi-View sublease credit
6 Other non-cash addbacks primarily consist of unrealized gains and losses, FX gains and losses and fair value revaluations for derivatives
7 Other adjustments consist of normalization adjustments such as out-of-period activity, run-rate adjustments, subleases and employee medical insurance credit reversal, identified by both sell-side and MDC third party accounting advisors

43

TRANSFORMING MARKETING 44